UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2009, GSI Group Inc. (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the requirement for continued listing as set forth in Listing Rule 5450(a)(1) (the “Rule”) because the closing bid price per share for the Company’s common stock has been below $1.00 per share for thirty consecutive business days. In accordance with Listing Rule 5810(c)(3)(A), the Company will be given a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with the Rule. This notification has no effect on the listing of the Company’s common stock at this time.

To regain compliance with the Rule, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, Nasdaq will provide written notification that the Company’s securities are subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearing’s Panel (the “Panel”). Alternatively, the Company could be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. To avail itself of this alternative, the Company would have to transfer its securities to The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider appropriate business measures to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

As previously disclosed, in connection with the Company’s non-compliance with the filing requirements set forth in Listing Rule 5250(c)(1) due to the delayed filing of certain of its periodic reports, the Company previously requested and was granted a hearing before the Panel. The Panel determined to grant the Company’s request for continued listing on Nasdaq conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing its delayed periodic reports and any required restatements, on or before November 2, 2009. On August 31, 2009, the Company issued a press release announcing, among other matters, approximate ranges of restated revenues in its Precision Technology Segment during fiscal years 2004 through 2008. The Company continues to work diligently to complete the preparation and filing of its delayed periodic reports, in addition to its restated financial statements for fiscal years 2006, 2007 and 2008.

On September 21, 2009, the Company issued a press release announcing the receipt of the notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/s/ Sergio Edelstein
Sergio Edelstein President and Chief Executive Officer

Date: September 21, 2009

EXHIBIT INDEX

99.1	Press Release dated September 21, 2009.